UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2013

MEMC Electronic Materials, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	1-13828 (Commission File Number)	56-1505767 (I.R.S. Employer Identification Number)

501 Pearl Drive (City of O'Fallon) St. Peters, Missouri (Address of principal executive offices)	63376 (Zip Code)

(636) 474-5000 (Registrant's telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Executive Annual Incentive Awards. On March 5, 2013, the Compensation Committee of MEMC Electronic Materials, Inc. (the “Company”) authorized the payment of annual cash incentive awards (i.e., annual bonuses) to each of the Company's executive officers, except for President and Chief Executive Officer, Ahmad Chatila, in respect of the year ended December 31, 2012. On March 8, 2013, the Compensation Committee of the Company authorized the payment of an annual cash incentive award to Mr. Chatila in respect of the year ended December 31, 2012. The annual incentive awards were made pursuant to the MEMC Cash Incentive Plan Covering Executive Officers and the 2012 Annual Incentive Plan. Pursuant to the plan, each executive officer has a threshold, target and maximum bonus amount based on a percentage of annual salary. Receipt of those bonus amounts are based on achievement of quantified metrics for both individual performance and Company performance. The following table illustrates the awards to the Company's principal executive officer, principal financial officer and each of the executive officers that were named in the Company's proxy statement for the Company's 2012 Annual Meeting (the “Named Executive Officers”), in the amounts indicated below:

Name and Position	Threshold Annual Incentive Award	Target Annual Incentive Award	Maximum Annual Incentive Award	Actual Annual Incentive Award	Actual Annual Incentive Award as a Percentage of Target Award	Actual Annual Incentive Award as a Percentage of Maximum Award
Ahmad Chatila, President and Chief Executive Officer	$472,500	$937,000	$1,875,000	$810,000	86%	43%
Brian Wuebbels, Executive Vice President and Chief Financial Officer (1)	$152,000	$300,000	$600,000	$271,200	90%	45%
Mark Murphy, Former Senior Vice President and Chief Financial Officer (1)	—	—	—	—	—	—
Ken Hannah, Executive Vice President; President - Solar Energy (2)	—	—	—	—	—	—
Carlos Domenech, Executive Vice President, Solar Energy	$161,500	$318,750	$637,500	$275,400	86%	43%
Shaker Sadasivam, Executive Vice President, Semiconductor Materials	$161,272	$318,300	$636,600	$287,700	90%	45%

(1) Mark Murphy joined the Company as Chief Financial Officer effective January 10, 2011 and served as Chief Financial Officer of the Company until May 16, 2012. Mr. Murphy was not employed by the Company at the end of fiscal year 2012 and was not eligible to receive a bonus under the MEMC Cash Incentive Plan Covering Executive Officers or the 2012 Annual Incentive Plan. Mr. Wuebbels assumed the position of Executive Vice President and Chief Financial Officer on May 16, 2012.
(2) Mr. Hannah resigned from the Company effective May 6, 2012. Mr. Hannah was not employed by the Company at the end of fiscal year 2012 and was not eligible to receive a bonus under the MEMC Cash Incentive Plan Covering Executive Officers or the 2012 Annual Incentive Plan.

In addition to the amount paid above to Mr. Domenech, he was designated as a potential recipient of a cash bonus in the Downstream Solar Project Bonus Plan, which plan was approved by the Compensation Committee of the Board of Directors on November 19, 2012.  The purpose of the plan is to reward key Solar Energy segment employees who achieve exemplary results in driving the timely completion of downstream solar project transactions which result in significant profits before taxes.  Eligibility for participation is determined by the Chief Executive Officer, subject to ratification by the Compensation Committee.  The bonus pool is based on the Company's profit before taxes for related solar projects that have been completed and sold or retained by the Company to be operated.  An individual's allocation of the bonus pool under the plan is determined by the CEO based on a number of subjective performance factors.  Bonus amounts, once determined for an individual, are payable in three equal installments, one-third at the time it is determined that the bonus was earned (after the close of the fiscal year to which the bonus relates) and then one-third on each of the first and second anniversaries of the initial payment.  Receipt of those subsequent payments is conditioned on the employee still being employed by the Company at the time of the payment.  On March 5, 2013, Mr. Domenech received an award of $233,800 for exemplary performance in 2012 under this plan.  One-third of that amount will be paid in March 2013, and the balance will be paid in two more equal installments in 2014 and 2015, assuming Mr. Domenech remains in the Company's employ.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEMC ELECTRONIC MATERIALS, INC.
Date:	March 11, 2013	By:	/s/ Bradley D. Kohn
Name: Bradley D. Kohn Title: Senior Vice President, General Counsel and Corporate Secretary